REVOCABLE PROXY

                        PEOPLE'S SAVINGS FINANCIAL CORP.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                  The  undersigned  shareholder  of People's  Savings  Financial
Corp. ("People's Corp.") hereby appoints ________________________, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the special meeting of shareholders (the "Special Meeting") to be held at ________ __.m. on ___________ ___, 1997 at _________________________________, Connecticut, and at any
adjournments or postponements thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

                  This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: (1) TO APPROVE AND ADOPT AN AGREEMENT AND PLAN OF MERGER, DATED AS OF APRIL 4, 1997, AMONG WEBSTER FINANCIAL CORPORATION ("WEBSTER"), WEBSTER SUBSIDIARY CORPORATION ("MERGER SUB") AND PEOPLE'S CORP. (THE "MERGER AGREEMENT"), AND THE MERGER PROVIDED FOR THEREIN, PURSUANT TO WHICH PEOPLE'S CORP. WILL BE ACQUIRED BY WEBSTER, AND (2) OTHERWISE IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS OF PEOPLE'S CORP. The undersigned shareholder may revoke this proxy at any time before it is voted by (i) delivering to the Secretary of People's Corp. a written notice of revocation prior to the Special Meeting, (ii) delivering to People's Corp. prior to the Special Meeting a duly executed proxy bearing a later date, or (iii) attending the Special Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Special Meeting of People's Corp. and the Proxy Statement/Prospectus.

                  If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

             (continued and to be signed and dated on reverse side)

                                                        ------------------------
                                                                  SEE
                                                             REVERSE SIDE
                                                        ------------------------

                                                                 ------------
                                                                      X
                                                                 ------------
                                                                Please mark your
                                                                  votes as this.


                                  -------------
                                     COMMON



Proposal 1:       To  approve  and adopt an Agreement  and Plan of Merger, dated as of April 4, 1997,  among  Webster,  Merger Sub and People's
                  Corp., and the merger provided for therein, pursuant to which People's Corp. will be acquired by Webster.


                  FOR                       AGAINST                    ABSTAIN
                  |_|                         |_|                        |_|


Other Matters:    The proxies are  authorized  to vote upon such other  business as may properly come before the Special Meeting, or any adjournments or postponements thereof, including, without limitation, a motion to adjourn the Special Meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the Merger Agreement and the merger provided for therein or otherwise, in accordance with the determination of a majority of the People's Corp. Board of Directors.




Date:    ________________________________________

         ________________________________________

         ________________________________________
                Signature of Shareholder or
                  Authorized Representative


Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.